EXHIBIT 99a


                          SUN COMMUNITY BANCORP LIMITED

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On January 18, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of SUN COMMUNITY BANCORP LIMITED hereby appoints Richard N. Flynn and John S. Lewis, or either of them, to represent the undersigned at the annual meeting of the shareholders of SUN COMMUNITY BANCORP LIMITED to be held on January 18, 2002, at 9:00 a.m. (local time), at _________________, _______________, Phoenix, Arizona _____, and at any
adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.


     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of November 16, 2001, between and among CAPITOL BANCORP LIMITED and the shareholders of SUN COMMUNITY BANCORP LIMITED to exchange the shares of common stock of SUN COMMUNITY BANCORP LIMITED not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, SUN COMMUNITY BANCORP LIMITED will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.


                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN
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     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1.

Dated: ___________________, 200__

                                         ---------------------------------------
                                         Number of Shares of Common Stock


                                         ---------------------------------------
                                         Signature (and title if applicable)


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                                         Signature (if held jointly)

                                         Please sign your name exactly as it
                                         appears on your stock certificate. When
                                         shares are held by joint tenants, both
                                         should sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such. If a corporation, please sign in
                                         full corporate name by the President or
                                         other authorized officer. If a
                                         partnership, please sign in partnership
                                         name by authorized person.